UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53300

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

2219 Rimland Drive, Suite 301
Bellingham, WA 98226
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 2, 2018, after discussion with management and with BDO USA, LLP, the Company’s independent registered public accounting firm, the Company’s Board of Directors, based on a recommendation of the Audit Committee, concluded that the Company’s previously issued financial statements for the fiscal year ended December 31, 2016 (“Fiscal 2016”) and first three fiscal quarters of the fiscal year ended December 31, 2017 (“Fiscal 2017”), should no longer be relied upon, and determined that the financial statements will be restated due to the identification of accounting errors. The Company also will restate certain quarterly data for Fiscal 2016 and will reassess its internal controls as a result of the identification of the errors.

The restatement results from accounting errors in the treatment of equity instruments granted to certain non-employees beginning in 2012. The accounting errors had no effect on cash and no impact on the Company’s assets, liabilities, or statement of cash flows during Fiscal 2016 or the quarterly periods in Fiscal 2017. The Company estimates that the non-cash effect of the accounting errors would lead to a net reduction of previously recognized cost of approximately $3.2 million, inclusive of other non-material adjustments during for Fiscal 2016 and an increase of $3.0 million in estimated costs for the first three fiscal quarters of Fiscal 2017.

These errors were discovered by management during the course of its preparation of the Annual Report on Form 10-K for Fiscal 2017, and the audit of the financial results for Fiscal 2017. None of the errors implicate misconduct with respect to the Company or its management or employees.

The Company will restate its financial statements for Fiscal 2016, and certain quarterly data for Fiscal 2016 and the first three fiscal quarters of Fiscal 2017, in its Annual Report on Form 10-K for Fiscal 2017, which the Company expects to file with the Securities and Exchange Commission on or before April 17, 2018.

Item 8.01. Other Events

Request for Guidance from SEC’s Office of the Chief Accountant. After conferring with BDO USA, LLP, the Company’s independent registered public accounting firm, the Company has decided to request guidance from the Office of the Chief Accountant of the U.S. Securities and Exchange Commission (“OCA”) concerning the Company’s accounting treatment of stock options granted to employees in 2012 and 2013 when the Company was a privately held company. The Company has historically determined stock-based compensation arising from these options using the “intrinsic value method,” rather than the “fair value” method.

The Company had previously received guidance on the accounting treatment for stock-based compensation from prior auditors and external accounting firms, and in their opinions, the accounting treatment was appropriate.

NASDAQ Listing Application. The Company has applied to list its shares of Common Stock on The NASDAQ Global Market. The Company expects to complete the listing procedures during the second fiscal quarter of 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2018

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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